SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500_______________________

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 7, 2008, Thomas Mader, resigned from his position as Chief Executive Officer, President and Director of Westell Technologies, Inc. (the “Company”). Effective July 8, 2008, the Company has named Bernard F. Sergesketter as Interim Chief Executive Officer until the Company identifies a permanent successor to Mr. Mader.

Mr Sergesketter, age 71, served as a director of the Company from 2000 through his retirement from the Board in September 2007. Mr. Sergesketter has been the Chairman and Chief Executive Officer of Sergesketter & Associates, a marketing consulting firm, since 1994. He served as a Vice President of AT&T from January 1983 to August 1994. Mr. Sergesketter was a Director of Teltrend, Inc., a wholly owned subsidiary of the Company, from January 1996 to March 2000 and currently serves as a Director of Solar Communications Inc., the Illinois Institute of Technology and The Sigma Chi Foundation.

Mr. Sergesketter entered into an employment agreement with the Company that provides for a salary of $36,000 per month. Mr. Sergesketter will receive a stock option for 60,000 shares of the Company’s Class A common stock pursuant to the Westell Technologies, Inc. 2004 Stock Incentive Plan with the following terms: (i) normal vesting in 10,000 share monthly increments over six (6) months if he is an employee of the Company on the vesting date; (ii) 100% early vesting upon termination by the Company of Mr. Sergesketter’s employment by reason of the hiring of a permanent Chief Executive Officer; (iii) forfeiture of the entire option, whether or not vested, upon a termination for cause, (iv) forfeiture of any unvested portion of the option upon termination by Company or Mr. Sergesketter for any other reason or no reason, or by reason of death or disability; and (iv) exercisability of the vested portion of the option from vesting date and continuing for five (5) years following termination of employment. Mr. Sergesketter will not be eligible to participate in any other bonus, retirement, vacation, Section 125 spending account, medical or vision coverage, disability, life insurance, stock purchase, or other benefit plan of the Company. Mr. Sergesketter will be entitled to receive a nonaccountable expense allowance of $2,500 per month during the term of his employment in addition to reimbursement for business expenses incurred and submitted in accordance with Company policy. Mr. Sergesketter’s employment may be terminated at any time by either the Company or Mr. Sergesketter on ten (10) days notice subject only to the accelerated vesting of his stock options in the circumstances described above without the payment of additional severance.

Mr. Sergesketter will be available at the Company for the equivalent of eighteen (18) days per month. Mr. Sergesketter may continue his consulting activities for clients who are not direct competitors of the Company or its subsidiaries at times when he is not actively engaged at the Company premises or traveling on Company business.

The foregoing description of Mr. Sergesketter’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Employment Agreement dated July 8, 2008 by and among Westell Technologies, Inc., Westell, Inc. and Bernard F. Sergesketter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: July 10, 2008	By:	/s/ Amy T. Forster
Amy T. Forster
Senior Vice President and
Chief Financial Officer